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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 13, 2001
                                                  --------------

                                VerticalNet, Inc.
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               (Exact name of Registrant as Specified in Charter)


        Pennsylvania                    000-25269                23-2815834
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(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)


700 Dresher Road, Horsham, PA                                              19044
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(Address of principal executive offices)                                Zip Code



           Registrant's telephone, including area code: 215-328-6100
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         (Former name and former address, if changed since last report)
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ITEM 5. OTHER EVENTS

       On March 13, 2001, the Registrant completed its previously announced plan to increase its ownership position in VerticalNet Europe B.V. ("VerticalNet Europe"), a joint venture with British Telecommunications, plc ("BT") and Internet Capital Group, Inc. ("ICG"). The Registrant acquired shares of VerticalNet Europe from BT in exchange for 4,993,173 shares of the Registrant's common stock and approximately $6.6 million in cash. The shares of common stock issued by the Registrant were registered under the Registrant's acquisition shelf registration statement.

       The Registrant owns approximately 90% of VerticalNet Europe as a result of this transaction, as well as the following previously completed transactions:

- VerticalNet Europe's December 2000 redemption of shares of its common stock owned by BT

- VerticalNet Europe's February 2000 redemption of shares of its common stock owned by ICG

- the Registrant's February 2000 acquisition of shares of VerticalNet Europe common stock from ICG

As a result of the December 2000 redemption, the Registrant consolidated VerticalNet Europe in its December 31, 2000 balance sheet and began consolidating VerticalNet Europe's operations on January 1, 2001.

       The Registrant has entered into a put/call agreement with BT under which the Registrant has the right to purchase BT's remaining investment in VerticalNet Europe at any time, and BT has the right to sell to the Registrant BT's remaining investment in VerticalNet Europe at any time after March 13, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               VERTICALNET, INC.

Date:  March 14, 2001                     By:  /s/  Gene S. Godick
                                               -------------------
                                               Name:  Gene S. Godick
                                               Title: Executive Vice President &
                                                      Chief Financial Officer